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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-44854) of Perficient, Inc. of our report dated June 14, 2002, with respect to the financial statements and schedule of the Perficient, Inc. 401(k) Employee Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2001.

/s/ Wipfli Ullrich Bertelson LLP

June 26, 2002
Eau Claire, Wisconsin

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CONSENT OF INDEPENDENT AUDITORS